Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1/A, of our report dated September 20, 2010, with respect to the consolidated financial statements of Avatech Solutions, Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 2010, and to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ Stegman and Company

Baltimore, Maryland

June 30, 2011